UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 12, 2016

SQN Alternative Investment Fund III L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-166195	27-2173346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 28th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 422-2166

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 12, 2016, SQN Alternative Investment Fund III L.P. (“Fund III”) made the fourth distribution of its liquidation period to its limited partners in an amount equivalent to 9.5% of each limited partner’s capital contribution. The distribution was funded partially from cash flows of current portfolio assets and partially from the maturity of an investment in a hydroelectric power plant located on the Thames River near Windsor Castle.

Since entering its liquidation period in June 2014, Fund III has made aggregate distributions in an amount totaling 34.5% of each limited partner’s capital contribution. To date, Fund III has paid aggregate distributions to its limited partners totaling approximately $12,862,000. Limited partners admitted at the first closing have received aggregate distributions totaling 52.5% of their capital contributions. During its liquidation period Fund III will continue to make periodic distributions as the remaining portfolio assets are liquidated in the normal course of business.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2016	SQN Alternative Investment Fund III L.P.

	By:	SQN AIF III GP, LLC, its General Partner

By:	/S/ JEREMIAH J. SILKOWSKI
Jeremiah J. Silkowski
President and Chief Executive Officer

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